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                                                                    Exhibit 99.2

AGL Resources

Financial Community                                  FOR IMMEDIATE RELEASE

Steve Cave
Director, Investor Relations
(404) 584-3801

Media
Russ Williams
Director, Media Relations
(404) 584-3210

                            AGL RESOURCES TO WEBCAST
                            ANNUAL ANALYST CONFERENCE

(ATLANTA, October 31, 2001) - AGL Resources Inc. (NYSE: ATG) will be hosting its annual analyst conference on Friday, November 2, 2001, from 8 a.m. to noon. The meeting will be webcast live and can be accessed at www.aglresources.com.
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The company will discuss financial and operating results for fiscal year 2001 by business segment, as well as its business strategies for 2002 and beyond.

For those unable to participate during the live webcast, the call will be archived on the company's website until Friday, November 16, 2001.

AGL Resources Inc. is a regional holding company for energy and infrastructure related businesses in the Southeast. The company is the second-largest natural gas-only distribution company in the United States and serves more than 1.8 million customers throughout Georgia; Chattanooga, Tennessee; and southeastern Virginia. AGL Resources also is engaged through subsidiaries and partnerships in other businesses, including telecommunications, retail energy marketing, wholesale energy services, and wholesale and retail propane sales. More information about the company is available on the Internet at www.aglresources.com.
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